In Media Corporation
829 Folsom Street, #716,
San Francisco, CA 94107
.

Attn: Board of Directors

Please accept this correspondence as my resignation as a member of the Board of Directors and as an executive officer of In Media Corporation (the "Company") effective on October 22,, 2014 (the "Effective Date").

Very truly yours,

By: ______________________
Name: Nitin Karnik